Exhibit 10.9

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of August 22, 2008 is entered into by and between Goldman Sachs Mortgage Company (“GS”) and Citicorp North America, Inc. (“Citi”; together with GS, collectively, “Assignor”) and KBS Debt Holdings, LLC (“Assignee”).

W I T N E S S E T H:

WHEREAS, reference is made to the Amended and Restated Senior Mezzanine Loan Agreement, dated as of April 1, 2008 between Assignor, as lender, and the entities listed on Schedule 1 hereto, as borrower (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and to the loan made pursuant thereto (the “Loan”); and

WHEREAS, pursuant to the terms of this Agreement, Assignor desires to sell, and Assignee desires to purchase, the Loan;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.          Assignment. Assignor hereby sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Loan, the Loan Documents, that certain Intercreditor Agreement dated as of April 1, 2008 by and among GS, Citi and SLG, each in their capacity as the Mortgage Lender, Lender and Junior Mezzanine Lender (the “Intercreditor Agreement”) and each of the Encumbered Property Loan Intercreditor Agreements (defined below), in exchange for payment to Assignor in immediately available funds of an aggregate purchase price specified in a settlement statement executed by both parties, plus all accrued and unpaid interest on the Loan to (but excluding) the Settlement Date.

“Settlement Date” means the date hereof; provided, however, that if Assignor receives such aggregate purchase price after 3:00 p.m., New York time, on the date hereof, the Settlement Date shall be the next succeeding Business Day.

2.          Assumption. Assignee hereby assumes the obligations, and agrees to observe and perform all the covenants, applicable to the holder of the Loan under the Loan Documents, the Intercreditor Agreement and the Encumbered Property Loan Intercreditor Agreements accruing from and after the Settlement Date. Assignee hereby remakes the representations and warranties contained in the Encumbered Property Loan Intercreditor Agreements for the benefit of the respective Property Lender (as defined therein).

3.          Non-Reliance on Assignor. Except as explicitly set forth herein, Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of the Borrower, or the validity or enforceability of the obligations of the Borrower in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor (except as set forth in the representations in Section 4 below), made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and the Property.

4.          Representations.

(a)        The assignment provided for herein shall be without representation or warranty by, and without recourse to, Assignor, except that Assignor represents and warrants as follows:

(i)         (a) GS is a New York limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York; (b) Citi is a New York corporation, duly organized, validly existing and in good standing under the laws of the State of New York; and (c) SLG is a Maryland corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.

(ii)         Assignor has the full power, authority and legal right to sell, assign and transfer the Loan and to execute, deliver and perform this Agreement.

(iii)        Assignor has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of Assignor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iv)        Assignor is the legal and beneficial owner of the Loan and is transferring the Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan.

(v)         As of the date hereof, the outstanding principal balance of the Loan is $500,000,000.00, and the proceeds of the Loan have been fully disbursed and, there are no holdbacks and there is no requirement for future advances thereunder. Interest on the Loan has been paid through and including the interest payment that was due on July 9, 2008.

(vi)        Each of the additional representations and warranties set forth in Schedule 2 attached hereto and made a part hereof are true, and correct as of the date hereof.

(b)         Assignee hereby represents, warrants and covenants as follows:

(i)          Assignee is duly organized, validly existing and in good standing in the jurisdiction of its formation.

(ii)         Assignee has the full power, authority and legal right to purchase the Loan, and to execute, deliver and perform this Agreement.

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(iii)       Assignee has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignor, this Agreement constitutes the legal, valid and binding agreement of the Assignee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)        Each party hereto represents and warrants to the other that it has dealt with no broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

5.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

6.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.          Successors and Assigns. The provisions of this Agreement shall be binding upon the parties and their respective successors and/or assigns.

8.          Entire Agreement. This Agreement constitutes the entire agreement, and supercedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.

9.          Defined Terms. Capitalized terms used and not defined herein will have the respective meanings set forth in the Loan Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., its general partner

	By:	/s/ Authorized Signatory
Name:
Title:

CITICORP NORTH AMERICA, INC., a New York corporation

By:	/s/ Authorized Signatory
Name:
Title:

[Signatures continue on following page]

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ASSIGNEE:

KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, its sole general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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Schedule 1

Borrowers

1.   GKK Stars Acquisition LLC

2.   American Financial Realty Trust

3.   First States Group, L.P.

4.   American Financial TRS, Inc.

5.   First States Group, LLC

6.   First States Investors 104 Holdings, L.P.

7.   First States Investors 240 Holdings, LLC

8.   First States Investors 241 Holdings, LLC

9.   First States Investors 3300 Holdings, LLC

10. First States Investors 4000A, L.P.

11. First States Investors 4100, LLC

12. First States Investors 4600 Holdings, LLC

13. First States Investors 5000, LLC

14. First States Investors 6000, LLC

15. First States Investors 801, L.P.

16. First States Investors 923 Holdings, L.P.

17. First States Investors 927 Holdings, LLC

18. First States Investors Asset Group A, L.P.

19. First States Investors GS Pool A Holdings, LLC

20. First States Investors GS Pool B Holdings, LLC

21. First States Investors, L.P.

22. First States Partners III, L.P.

23. First States Partners, L.P.

24. First States Properties, L.P.

25. First States Wilmington JV, L.P.

Schedule 1

Schedule 2

Additional Representations and Warranties

1.          Schedule 3 attached hereto and made a part hereof is a true, correct and complete list of the Loan Documents (including the Intercreditor Agreement) as of the date hereof, true, correct copies of which (including all amendments, assignments and modifications thereto) have been provided by Assignor to Assignee.

2.          No consent or approval from any party (including authorization, or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Assignor) is required for Assignor’s execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or, to the extent so required, such consent approval has been obtained, made or given.

3.          The outstanding principal balance of the Mortgage Loan is $250,000,000.00, and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for further advances thereunder.

4.          The outstanding principal balance of the Junior Mezzanine Loan is $99,410,498.78, and the proceeds of the Junior Mezzanine Loan have been fully disbursed and there is no requirement for further advances thereunder.

5.          To the best of Assignor’s knowledge, Borrower has not asserted any counterclaims, defenses or offsets against Assignor or, to the best of Assignor’s knowledge, any other party with respect to any payment due or to become due under the Loan Agreement or the other Loan Documents and to the best of Assignor’s knowledge, there are no counterclaims, defenses or offsets which may be asserted by Borrower with respect to any payment due or to become due under the Note or the other Loan Documents.

6.          To the best of Assignor’s knowledge, no Event of Default exists under the Loan. To Assignor’s actual knowledge, no event exists which, with the passage of time or with notice and the expiration of any grace or cure period, would or does constitute an Event of Default under the Loan.

7.          To the best of Assignor’s knowledge, no portion of the collateral securing the Loan has been released or subordinated, except in accordance with the Loan Documents.

8.          To the best of Assignor’s knowledge, Assignor has not provided Borrower or any other party to the Loan Documents with any written waivers or consents with respect to an Event of Default, nor has Assignor given any written notices or other statements asserting the existence of a Default or Event of Default which remains uncured; except that Assignor permitted Borrower to extend certain time periods with respect to post-closing deliveries (but all such deliveries, to the extent material to the Loan, have heretofore been delivered; Assignee acknowledging that the items required pursuant to paragraphs 1, 8 and 12 of the Post Closing Matters Agreement, dated as of April 1, 2008, have not been delivered to Assignor as of the date hereof).

9.          To Assignor’s actual knowledge, there currently exists no event of default or event (including the origination of the Loan and the transfer of the Loan from Assignor to Assignee) which, with the passage of time or with notice and the expiration of any grace or cure period,

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would or does constitute a material event of default under the Intercreditor Agreement, the Junior Mezzanine Loan, the Mortgage Loan and any of the Encumbered Property Loans.

10.        Schedule 4 attached hereto and made a part hereof is a true, correct and complete list of all the intercreditor agreements between Assignor and the Encumbered Property Lenders (“Encumbered Property Loan Intercreditor Agreements”) obtained by Assignor in connection with the origination of the Loan. To the best of Assignor’s knowledge, there currently exists no default or event of default under any Encumbered Property Loan Intercreditor Agreements and the transfer of the Loan and the Loan Documents from Assignor to Assignee will not cause a default or event of default under any of the Encumbered Property Loan Intercreditor Agreements, and Assignor has taken the necessary actions, if any, to transfer the Loan and the Loan Documents to Assignee under each of the Encumbered Property Loan Intercreditor Agreements (assuming, in each case, that Assignee satisfies the definition of “Qualified Transferee” set forth therein).

11.        Schedule 5 attached hereto and made a part hereof is a true, correct and complete list of all the consent agreements delivered to Assignor pursuant to which Encumbered Property Lenders consented to the origination of the Loan (“Encumbered Property Loan Consent Agreements”). To the best of Assignor’s knowledge, there currently exists no default or event of default under any Encumbered Property Loan Consent Agreements and the transfer of the Loan and the Loan Documents from Assignor to Assignee will not cause a default or event of default under any of the Encumbered Property Loan Consent Agreements, and Assignor has taken the necessary actions, if any, to transfer the Loan and the Loan Documents to Assignee under each of the Encumbered Property Loan Consent Agreements.

12.        To the best of Assignor’s knowledge, the organizational chart of Borrower entitled “AFRT Corporate Structure at Closing” dated as of July 10, 2008, attached as Exhibit A hereto, made available by Assignor to Assignee, is true, correct and complete in all material respects.

13.        To the best of Assignor’s knowledge, Assignor has not received any written notice that the representations and warranties of Borrower set forth in Article IV of the Loan Agreement and elsewhere in the Loan Documents are not true and correct in all material respect.

14.        To the best of Assignor’s knowledge, with respect to each Encumbered Property Loan, all consents regarding the Loan required to be obtained under the applicable Encumbered Property Debt Documents have been obtained and if for any Encumbered Property Loan consent regarding the Loan was not obtained, such consent was not required under the applicable Encumbered Property Debt Documents.

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Schedule 3

Loan Documents

All documents are dated as of April 1, 2008, unless otherwise noted.

1.	Amended and Restated Senior Mezzanine Loan Agreement between the entities listed on Schedule 1 hereto as borrower (“Borrower”) and Assignor, effective as of August 22, 2008;

2.	Amended and Restated Mezzanine Promissory Note A-1 (Senior Mezzanine Loan) made by Borrower in favor of GSMC, effective as of August 22, 2008;

3.	Amended and Restated Mezzanine Promissory Note A-2 (Senior Mezzanine Loan) made by Borrower in favor of Citigroup, effective as of August 22, 2008;

4.	Collateral Assignment of Interest Rate Cap Agreement (Mezzanine) between Borrower and Assignor (as successor-in-interest to GSCMC, Citigroup and SL Green (collectively, “Original Senior Mezzanine Lender”);

5.	Environmental Indemnity Agreement (Mezzanine) by Gramercy Capital Corp. (“Gramercy”) and Borrower in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

6.	Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine) by First States Management Corp., L.P. (“Property Manager”) for the benefit of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

7.	Cash Management Agreement (Mezzanine) among LaSalle Bank National Association (“Cash Management Bank”), Borrower and Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

8.	Pledge and Security Agreement (Upper Tier) by GKK Stars Acquisition LLC and First States Group, L.P. (“FSG”) in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

9.	Original American Financial TRS, Inc. Share Certificate No. 1 dated October 31, 2002, in the amount of 100 Shares, issued to First States Group, L.P., with attached stock power executed in blank;

10.	Original American Financial Realty Trust Share Certificate No. 1 dated April 1, 2008, in the amount of 1000 Shares, issued to GKK Stars Acquisition LLC, with attached stock power executed in blank;

11.	Pledge and Security Agreement (Lower Tier) by the pledgors listed therein in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

12.	Deposit Account Control Agreement among Bank of America, N.A. (“Lockbox Bank”), FSG, Gramercy and Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

13.	Cooperation Agreement (Mezzanine) by Senior Mezzanine Borrower and Gramercy in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

14.	Guaranty (Mezzanine) by Gramercy in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

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15.	Contribution Agreement (Mezzanine) by and among Senior Mezzanine Borrower and Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

16.	Intercreditor Agreement by and among GS, Citi and SL Green Realty Corp. (“SL Green”), as Senior Lender, Assignor, as Senior Mezzanine Lender and GS, Citi and SL Green as Junior Mezzanine Lender, dated August 22, 2008.

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Schedule 4

Encumbered Property Loan Intercreditor Agreements

1.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of July 1, 2004 for the Registered Holders of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp. (Bank of America Plaza Office Building, GEMSA Loan # 79-2000784)

2.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) Wells Fargo Bank, N.A., as Trustee in Trust for the Registered Holders of COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp. (Beaver Valley, MLS Loan # 03-0241177)

3.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of April 1, 2004 for the Registered Holders of Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C11, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp. (Multiple Properties, Wachovia Loan # 50-2790118)

4.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of April 1, 2004 for the Registered Holders of Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C11, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp. (Multiple Properties, Wachovia Loan # 50-2794406)

5.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) LaSalle Bank National Association, as Trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp. (Multiple Properties, Bank of America Loan # 003223203-CRE JV Five Branch Holdings, LLC)

6.	Intercreditor Agreement, dated as of April 1, 2008, by and between (i) PB Capital Corporation, and (ii) Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc., and SL Green Realty Corp.

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Schedule 5

Encumbered Property Loan Consent Agreements

1.	Consent to Merger and Term Finance Loan, dated as of April 1, 2008, by and among (i) First States Investors 225, LLC, (ii) First States Group, L.P., and (iii) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of July 1, 2004 for the Registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (Bank of America Plaza Office Building, GEMSA Loan # 79-2000784)

2.	Consent Agreement (GECCMC 2003-C1; Loan No. 003162161), dated as of April 1, 2008, by and among (i) Wells Fargo Bank, N.A., a national banking association, and successor by merger to Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C1, and (ii) 801 Market Street Holdings, L.P. (801 Market)

3.	Consent Agreement, dated as of April 1, 2008, by and among (i) First States Wilmington, L.P., and (ii) Wells Fargo Bank, N.A., as Trustee in Trust for the Registered Holders of COMM-2004-LNB3 Commercial Mortgage Pass-Through Certificates (Beaver Valley)

4.	Consent to Merger and Term Finance Loan, dated as of April 1, 2008, by and among (i) First States Investors 3006, Limited Partnership, First States Investors 3008, Limited Partnership, First States Investors 74, Limited Partnership, First States Investors 3038, LLC, First States Investors 72, LLC, and First States Investors 4000D, LLC, (ii) First States Group, L.P., and (iii) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of April 1, 2004 for the Registered Holders of Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C11 (Wachovia Loan No. 50-2790118)

5.	Consent to Merger and Term Finance Loan, dated as of April 1, 2008, by and among (i) First States Properties No. 25, LLC, First States Properties No. 26, LLC, First States Properties No. 33, LLC, First States Properties No. 63, LLC, First States Properties No. 69, LLC, First States Properties No. 76, LLC, (ii) First States Group, L.P., and (iii) Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of April 1, 2004 for the Registered Holders of Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C11 (Wachovia Loan No. 50-2794406)

6.	Consent Agreement (COMM 2007-C9; Loan No. 010038178), dated as of April 1, 2008, by and among (i) Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COMM 2007-C9 Commercial Mortgage Pass-Through Certificates, and (ii) First States Investors 6000D, L.P.

7.	Consent Agreement (COMM 2007-C9; Loan No. 010038179), dated as of April 1, 2008, by and among (i) Wells Fargo Bank, N.A., as Trustee for the Registered

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Holders of COMM 2007-C9 Commercial Mortgage Pass-Through Certificates, and (ii) First States Investors 6000B, L.P.

8.	Consent and Reaffirmation Agreement, dated as of April 1, 2008, by and among (i) CRE JV Five Branch Holdings, LLC, (ii) First States Group, LP, and (iii) LaSalle Bank National Association, as Trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5.

9.	Consent Agreement Pertaining to the Gramercy Financing and Third Amendment to Loan Agreement and Other Loan Documents made and entered into effective May, 2008 by and among U.S. Bank National Association, not in its individual capacity, but solely as successor Owner Trustee to State Street Bank and Trust Company of Connecticut, National Association, under the Second Amended and Restated Trust Agreement (1997-D) dated as of December 15, 2005, David J. Ganss, not in his individual capacity, but solely as Co-Trustee under Second Amended and Restated Trust Agreement (1997-D) dated as of December 15, 2005, First States Investors 3500, LLC, First States Group, L.P., Gramercy Capital Corp. and Massachusetts Mutual Life Insurance Company.

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